Exhibit 16.1

October 19, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of St. Bernard Software, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 19, 2007, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Mayer Hoffman McCann P.C.